UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2024

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-38291

Delaware	27-5026540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Montgomery Street, Suite 1500
San Francisco, California 94104
(Address of principal executive offices and zip code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.00002 per share	SFIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On September 3, 2024, the Board of Directors (the “Board”) of Stitch Fix, Inc. (the “Company”) appointed Timothy Baxter to the Board as a Class II director and as a member of the Compensation Committee of the Board, effective October 14, 2024.

On September 3, 2024, the Board of Directors also appointed Fiona Tan to the Board as a Class III director and as a member of the Audit Committee of the Board, effective October 14, 2024.

Mr. Baxter, age 55, served as Chief Executive Officer of Express, Inc., a fashion apparel retailer, from June 2019 to September 2023. Prior to that role, Mr. Baxter was Chief Executive Officer of Delta Galil Premium Brands, a group of specialty retail apparel brands including 7 For All Mankind and Splendid, and a division of Delta Galil Industries, Ltd. Previously, Mr. Baxter spent more than 25 years at Macy’s, Inc. and the former May Department Stores in various leadership roles, most recently serving as Chief Merchandising Officer of Macy’s, Inc. (NYSE: M), a leading department store.

Ms. Tan, age 54, has served as Chief Technology Officer of Wayfair Inc. (NYSE: W), a leading home retailer, since March 2022. From September 2000 to March 2022, Ms. Tan was Wayfair Inc’s Global Head of Customer and Supplier Technology. From January 2020 to September 2020, Ms. Tan served as the Senior Vice President of Technology, US at Walmart Inc. (NYSE: WMT), an omnichannel retailer. She served as Senior Vice President Engineering - Customer Technology at WalmartLabs from April 2014 to September 2020.

There is no arrangement or understanding between Mr. Baxter and any other persons pursuant to which Mr. Baxter was appointed as a director. Furthermore, there are no family relationships between Mr. Baxter and any director or executive officer of the Company. Mr. Baxter has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Ms. Tan and any other persons pursuant to which Ms. Tan was appointed as a director. Furthermore, there are no family relationships between Ms. Tan and any director or executive officer of the Company. Ms. Tan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Baxter and Ms. Tan will receive the Company’s standard remuneration for non-employee directors in accordance with the Company’s Independent Director Compensation Policy as well as the Company’s standard form of indemnification agreement.

Resignation of Director

On August 29, 2024, Steve Anderson notified the Company of his decision to resign from the Company’s Board, effective September 6, 2024. His resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: September 4, 2024	By:	/s/ Casey O’Connor
Casey O’Connor
Chief Legal Officer